Exhibit 99.1

HubSpot Reports Q1 2016 Results

Continued Strong Revenue Growth, Improved Margins and Positive Cash Flow from Operations -

Full-Year 2016 Guidance Raised

CAMBRIDGE, MA (May 4, 2016) — HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the first quarter ended March 31st, 2016.

Financial Highlights:

Revenue

•	Total revenue was $59.0 million, up 54% compared to the first quarter of 2015.

•	Subscription revenue was $54.9 million, up 57% compared to the first quarter of 2015.

•	Professional services and other revenue was $4.0 million, up 25% compared to the first quarter of 2015.

Operating Loss

•	GAAP operating margin was (16.7%) for the quarter, compared to (29.9%) in the first quarter of 2015.

•	Non-GAAP operating margin was (6.1%) for the quarter, an improvement of approximately 10 percentage points from (16.4%) in the first quarter of 2015.

•	GAAP operating loss was ($9.9) million for the quarter, compared to ($11.4) million in the first quarter of 2015.

•	Non-GAAP operating loss was ($3.6) million for the quarter, compared to ($6.3) million in the first quarter of 2015.

Net Loss

•	GAAP net loss was ($10.2) million, or ($0.29) per share for the quarter, compared to ($10.9) million, or ($0.34) per share, in the first quarter of 2015.

•	Non-GAAP net loss was ($3.9) million, or ($0.11) per share for the quarter, compared to ($5.7) million, or ($0.18) per share, in the first quarter of 2015.

•	First quarter weighted average common shares outstanding were 34.7 million compared to 31.6 million shares in the first quarter of 2015.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $142.8 million as of March 31, 2016.

•	During the first quarter, the company generated $3.2 million of operating cash flow compared to using ($815) thousand of operating cash flow during the first quarter of 2015.

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Additional Recent Business Highlights

•	Grew total customers to 19,322 at March 31, 2016, up 31% from March 31, 2015.

•	Increased average subscription revenue per customer during the first quarter of 2016 to $11,494 from $9,740 in the first quarter of 2015.

•	Unveiled HubSpot Sales as well as the official Inbound Sales Methodology and associated Inbound Sales training and certification program.

“Q1 was another solid quarter for HubSpot and we’re very pleased with the results,” said Brian Halligan, co-founder and CEO. “Between the strong revenue growth and improved operating leverage we continue to show across the business, we see great signs that our marketing and sales products are really resonating with our customers. We couldn’t be more excited about the impact that we’re making with both established and new customers around the world.”

Business Outlook

Based on information available as of May 4, 2016, HubSpot is issuing guidance for the second quarter of 2016 and raising guidance for full year 2016 as indicated below.

Second Quarter 2016:

•	Total revenue is expected to be in the range of $61.0 million to $62.0 million.

•	Non-GAAP operating loss is expected to in the range of ($5.8) million to ($4.8) million. This excludes stock-based compensation expense of approximately $8.3 million and amortization of acquired intangible assets of approximately $20 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.17) to ($0.14). This excludes stock-based compensation expense of approximately $8.3 million and amortization of acquired intangible assets of approximately $20 thousand. This assumes approximately 35.0 million weighted common shares outstanding.

Full Year 2016:

•	Total revenue is expected to be in the range of $256.5 million to $259.5 million.

•	Non-GAAP operating loss is expected to in be in the range of ($24.0) million to ($21.0) million. This excludes stock-based compensation expense of approximately $32.4 million and amortization of acquired intangible assets of approximately $84 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.68) to ($0.59). This excludes stock-based compensation expense of approximately $32.4 million and amortization of acquired intangible assets of approximately $84 thousand. This assumes approximately 35.2 million weighted common shares outstanding.

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Conference Call Information

HubSpot will host a conference call on Wednesday, May 4, 2016, at 5:00 p.m. Eastern Time (ET) to discuss its first quarter 2016 financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 89836066. Additionally, a live webcast of the conference call will be available in the “Investor” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 11 pm on May 11, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 89836066. An archived webcast of this conference call will also be available in the “Investor” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Over 19,000 customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss for the first quarter ended March 31, 2016 and 2015. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2016 and full year 2016, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 24, 2016 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$53,019	$55,580
Short-term investments	54,633	48,972
Accounts receivable — net of allowance for doubtful accounts of $409 and $371 at March 31, 2016 and December 31, 2015, respectively	25,072	25,142
Deferred commission expense	8,453	8,114
Prepaid hosting costs	2,531	3,047
Prepaid expenses and other current assets	8,030	4,899

Total current assets	151,738	145,754
Long-term investments	35,113	40,566
Property and equipment, net	26,897	18,161
Capitalized software development costs, net	5,086	4,655
Restricted cash	381	363
Other assets	928	1,007
Intangible assets, net	76	100
Goodwill	9,773	9,773

Total assets	$229,992	$220,379

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,674	$2,588
Accrued compensation costs	8,920	11,371
Other accrued expenses	14,993	12,313
Capital lease obligations	649	542
Deferred rent	174	86
Deferred revenue	73,262	64,407

Total current liabilities	100,672	91,307
Capital lease obligations, net of current portion	285	277
Deferred rent, net of current portion	7,378	6,345
Deferred revenue, net of current portion	692	732
Other long term liabilities	13	10

Total liabilities	109,040	98,671

Commitments and contingencies
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	331,730	322,833
Accumulated other comprehensive loss	(305)	(805)
Accumulated deficit	(210,508)	(200,354)

Total stockholders’ equity	120,952	121,708

Total liabilities and stockholders’ equity	$229,992	$220,379

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2016	2015
Revenues:
Subscription	$54,936	$34,939
Professional services and other	4,024	3,227

Total revenue	58,960	38,166

Cost of Revenues:
Subscription	8,910	6,940
Professional services and other	5,061	3,525

Total cost of revenues	13,971	10,465

Gross profit	44,989	27,701

Operating expenses:
Research and development	9,804	7,501
Sales and marketing	35,198	23,897
General and administrative	9,848	7,715

Total operating expenses	54,850	39,113

Loss from operations	(9,861)	(11,412)

Other (expense) income:
Interest income	179	10
Interest expense	(87)	(32)
Other (expense) income	(333)	628

Total other (expense) income	(241)	606

Loss before income tax provision	(10,102)	(10,806)
Income tax provision	(52)	(52)

Net loss	$(10,154)	$(10,858)

Net loss per share, basic and diluted	$(0.29)	$(0.34)
Weighted average common shares used in computing basic and diluted net loss per share:	34,692	31,636

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended March 31,
	2016	2015
Operating Activities:
Net loss	$(10,154)	$(10,858)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities
Depreciation and amortization	2,201	1,747
Stock-based compensation	6,231	5,142
Provision for deferred income taxes	3	26
Amortization of bond premium discount	221	2
Noncash rent expense	1,112	168
Unrealized currency translation	(252)	(448)
Changes in assets and liabilities, net of acquisitions
Accounts receivable	347	(1,451)
Prepaid expenses and other assets	(2,403)	(1,151)
Deferred commission expense	(299)	4
Accounts payable	(804)	(1,110)
Accrued expenses	(1,154)	652
Deferred rent	(23)	—
Deferred revenue	8,152	6,462

Net cash and cash equivalents provided by (used in) operating activities	3,178	(815)

Investing Activities:
Purchases of investments	(8,969)	(25,784)
Maturities of investments	8,875	—
Purchases of property and equipment	(6,641)	(1,025)
Capitalization of software development costs	(1,434)	(770)
Acquisition of a business	—	(600)

Net cash and cash equivalents used in investing activities	(8,169)	(28,179)

Financing Activities:
Secondary offering proceeds, net of offering costs paid of $138	—	34,114
Employee taxes paid related to the net share settlement of stock-based awards	(958)	—
Proceeds related to the issuance of common stock under stock plans	2,992	966
Repayments of capital lease obligations	(142)	(24)

Net cash and cash equivalents provided by financing activities	1,892	35,056

Effect of exchange rate changes on cash and cash equivalents	538	(408)

Net (decrease) increase in cash and cash equivalents	(2,561)	5,654
Cash and cash equivalents, beginning of period	55,580	123,721

Cash and cash equivalents, end of period	$53,019	$129,375

Supplemental cash flow disclosure:
Cash and cash equivalents paid for interest	$87	$29
Cash and cash equivalents paid for income taxes	$73	$—
Non-cash investing and financing activities:
Property acquired under capital lease	$257	$—
Offering costs incurred but not yet paid	$—	$295
Capital expenditures incurred but not yet paid	$2,974	$5

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Reconciliation of non-GAAP operating loss and operating margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2016	2015
GAAP operating loss	$(9,861)	$(11,412)
Stock-based compensation	6,231	5,142
Amortization of acquired intangible assets	24	17

Non-GAAP operating loss	$(3,606)	$(6,253)

GAAP operating margin	(16.7%)	(29.9%)
Non-GAAP operating margin	(6.1%)	(16.4%)

Reconciliation of non-GAAP net loss

(in thousands, expect per share amounts)

	Three Months Ended March 31,
	2016	2015
GAAP net loss	$(10,154)	$(10,858)
Stock-based compensation	6,231	5,142
Amortization of acquired intangibles	24	17

Non-GAAP net loss	$(3,899)	$(5,699)

Non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.18)
Weighted average common shares used in computing basic and diluted GAAP and non-GAAP net loss per common share:	34,692	31,636

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended March 31,
	2016					2015
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$8,910	$5,061	$9,804	$35,198	$9,848	$6,940	$3,525	$7,501	$23,897	$7,715
Stock-based compensation	(94)	(324)	(1,758)	(2,427)	(1,628)	(67)	(257)	(1,633)	(2,055)	(1,130)
Amortization of acquired intangibles	(18)	—	—	(6)	—	(11)	—	—	(6)	—

Non-GAAP expense	$8,798	$4,737	$8,046	$32,765	$8,220	$6,862	$3,268	$5,868	$21,836	$6,585

GAAP expense as a percentage of revenue	15.1%	8.6%	16.6%	59.7%	16.7%	18.2%	9.2%	19.7%	62.6%	20.2%
Non-GAAP expense as a percentage of revenue	14.9%	8.0%	13.6%	55.6%	13.9%	18.0%	8.6%	15.4%	57.2%	17.3%

Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2016	2015
GAAP subscription margin	$46,026	$27,999
Stock-based compensation	94	67
Amortization of acquired intangible assets	18	11

Non-GAAP subscription margin	$46,138	$28,077

GAAP subscription margin percentage	83.8%	80.1%
Non-GAAP subscription margin percentage	84.0%	80.4%

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Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Charles MacGlashing, (857) 829-5429

investors@hubspot.com

Media Contact:

Laura Moran, (857) 829-5688

lmoran@hubspot.com

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